EXHIBIT 99.1

CONTACTS:

Thomas W. Freeze, Sr. VP and CFO                 Philip Bourdillon/Eugene Heller
Poore Brothers, Inc.                             Silverman Heller Associates
623-932-6203                                     310-208-2550

                              [POORE BROTHERS LOGO]

CONTACTS:

Thomas W. Freeze, Sr. VP and CFO                 Philip Bourdillon/Eugene Heller
Poore Brothers, Inc.                             Silverman Heller Associates
623-932-6203                                     310-208-2550

        F. PHILLIPS GILTNER III ELECTED DIRECTOR OF POORE BROTHERS, INC.

GOODYEAR, ARIZ. - JULY 23, 2003 - POORE BROTHERS, INC. (NASDAQ: SNAK) today announced that F. Phillips Giltner III has been elected a member of the Board of Directors.

Mr. Giltner is senior vice president and chief financial officer of Shamrock Foods Company, a Phoenix-based dairy products manufacturer and broad-line food service distributor with revenues in excess of $1 billion. Mr. Giltner was elected to fill a vacancy created on the Board of Directors by the resignation of Thomas E. Cain effective July 21, 2003. Mr. Cain had been a director since September 2000 and resigned to spend more time on the growing demands of his role as chief executive officer of Focus Capital Group. Mr. Giltner has also been appointed to the Audit Committee, replacing Mr. James Myers who remains a director.

Mr. Giltner holds a Bachelor of Science degree in Business Administration from the University of Nebraska, a Masters of Science in Accounting from The Wharton School of the University of Pennsylvania and is a Certified Public Accountant in Arizona. He has held his current position at Shamrock Foods Company for twelve
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years and previously worked as vice president and assistant to the chairman of
Inertia Dynamics Corporation (a publicly traded manufacturer of consumer goods), vice president and chief financial officer of Wells Fargo Credit Corporation, and in various auditing roles for Price Waterhouse and Deloitte. In total, he has over thirty years of experience in senior finance positions in a broad range of industries.

"Poore Brothers is extremely pleased to have an individual with Mr. Giltner's tremendous food industry knowledge and financial experience join our Board of Directors and our Audit Committee," commented Mr. Eric J. Kufel, president and chief executive officer of the Company. "His election reinforces the Board of Directors' commitment to high standards of corporate governance by selecting a high-caliber individual with independence and strong financial expertise. We also appreciate the many contributions that Mr. Cain has made to our Board and are grateful for his dedicated service to Poore Brothers."
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ABOUT POORE BROTHERS, INC.

With facilities in Indiana and Arizona, Poore Brothers is a marketer and manufacturer of INTENSELY DIFFERENT(TM) salted snack foods under a variety of owned or licensed brand names, including CRUNCH TOONS(TM), T.G.I. FRIDAY'S(R), TATO SKINS(R), POORE BROTHERS(R), BOB'S TEXAS STYLE(R), and BOULDER POTATO COMPANY(R). Further information is available at http://www.poorebrothers.com.

STATEMENTS CONTAINED IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACTS ARE "FORWARD LOOKING" STATEMENTS AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. BECAUSE SUCH STATEMENTS INCLUDE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE AND THAT MAY AFFECT THE COMPANY'S PROSPECTS IN GENERAL INCLUDE, BUT ARE NOT LIMITED TO, THE POTENTIAL NEED FOR ADDITIONAL FINANCING, ACQUISITION-RELATED RISKS, SIGNIFICANT COMPETITION, CUSTOMER ACCEPTANCE OF EXISTING AND FUTURE PRODUCTS, DEPENDENCE UPON MAJOR CUSTOMERS, DEPENDENCE UPON EXISTING AND FUTURE LICENSE AGREEMENTS, GENERAL RISKS RELATED TO THE FOOD PRODUCTS INDUSTRY, AND SUCH OTHER FACTORS AS ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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